
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp Realty
Fund III Financial Statement for the six months ended June 30, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                       1,134,293
<SECURITIES>                                         0
<RECEIVABLES>                                   34,702
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               485,083
<PP&E>                                      29,655,817<F1>
<DEPRECIATION>                              17,474,549<F2>
<TOTAL-ASSETS>                              13,835,346
<CURRENT-LIABILITIES>                          623,842
<BONDS>                                     19,662,692<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (6,451,188)<F4>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                13,835,346
<SALES>                                      3,284,603
<TOTAL-REVENUES>                             3,284,603
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,505,638<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             870,778
<INCOME-PRETAX>                               (91,813)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                           (91,813)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (91,813)
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes apartment complexes of $29,136,233 and deferred expenses of $519,584.
<F2>Includes depreciation of $17,330,412 and amortization of deferred expenses of
$144,137.
<F3>Represents mortgage note payable.
<F4>Represents total equity of general partners ($300,605) and limited partners
($6,150,583).
<F5>Includes operating expenses of $1,365,948, real estate taxes of $246,883 and depreciation/amortization of $892,807.
<F6>Net loss allocated ($918) to general partners and ($90,895) to limited partners for the six months ended 6/30/96.  Average net loss ($3.49) per unit for 25,000 units outstanding.

